UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2014

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, our Compensation Committee considered equity compensation matters in connection with 2013 financial and operational results, and in connection therewith granted on a conditional basis restricted stock awards totaling 15,000 shares of common stock under our 2009 Restricted Stock/Unit Plan (the “Plan”) to two of our executive officers based upon the closing price of our common stock on March 20, 2014 of $30.41 per share. Currently, our Plan does not contain enough unissued and reserved shares to cover these two awards. Thus, the issuance of these restricted shares is conditioned upon our shareholders approving a proposal at our 2014 annual shareholder meeting to sufficiently increase the reserved shares of common stock under the Plan. The following table summarizes the restricted stock award grants made to the executive officers.

Name	Dollar Value of the Award	Number of Restricted Shares Awarded
James R. Hazlett, Vice President – Technical Services	$456,150	15,000
G. Larry Lawrence, Chief Financial Officer	$456,150	15,000

If and when issued, the restricted shares will be subject to a one year vesting requirement from the date of grant. All of the restricted shares are subject to acceleration (an “Acceleration Event”) and will immediately vest in the case of (i) death, disability, or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Restricted Stock Plan.

Also on March 20, 2014, our Board of Directors revised the Company's compensation policy for independent directors. Under the amended policy, the annual cash retainer has been increased to $45,000 from $30,000. In addition, the chairperson of each of the Audit and Compensation Committee will receive additional annual cash compensation of $15,000, and the chairperson of each of the Nominating and Governance Committee will receive additional annual cash compensation of $5,000. The policy was also amended to revise the methodology underlying the annual restricted stock award to the independent directors. In lieu of issuing a static 2,500 restricted shares of Company common stock as in past years, the independent directors will receive an annual award of restricted shares based upon a review of equity award values paid by other public companies in the Company's peer group and the Company's market and financial performance in comparison to such peer group companies. For 2014, based upon the Company's performance compared to its peer group, the Compensation Committee recommended and the Board approved an equity award value of $100,000 in restricted stock. In connection therewith, each of our four independent directors was granted for 2014 the amount of 3,288 shares of restricted stock pursuant to the Plan, based upon the closing price of $30.41 per share as of March 20, 2014. Each award vests in quarterly installments of 822 shares beginning on March 31, 2015, although each award is also subject to accelerated vesting upon an Acceleration Event.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: March 26, 2014
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor, President & Chief Executive Officer

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